EXHIBIT 99.1

Palm CEO Carl Yankowski Resigns; Chairman Eric Benhamou to Serve as CEO

Palm Platform Separation in Final Phase; Company Confirms Previous Q2 Revenue Guidance

          SANTA CLARA, Calif., Nov. 8 /PRNewswire/—Palm, Inc. (Nasdaq:PALM) today announced that Carl Yankowski has decided to resign as chief executive officer. Eric Benhamou, Palm chairman of the board, will serve in his place until a permanent successor is named. A search has begun for a new CEO of Palm, Inc. The company also announced that it is in the final stages of its internal separation into two businesses.
          “We thank Carl for his industry vision, for keeping Palm(TM) handhelds and the Palm OS(R) the most popular choice among individuals and businesses around the world, and for setting the stage for future new OS and solutions growth,” said Benhamou. “We wish him success in his future endeavors.”
          “With Palm’s transition into two individual businesses almost complete, my role has changed, and it no longer matches my aspirations,” Yankowski said. “I leave confident that our separation and solutions strategies, combined with the new leadership at the helm of both businesses, will result in increased shareholder value. It has been an honor to lead Palm.”
          Yankowski did not announce his future plans.
          Benhamou will chair an Executive Council that will help him lead the company until a new CEO is named. The council comprises David Nagel, Platform Solutions Group chief executive officer; Todd Bradley, Palm executive vice president and chief operating officer of the Solutions Group; and Judy Bruner, Palm senior vice president and chief financial officer.
          Palm is made of two business groups: The Solutions Group is responsible for designing and delivering the popular Palm family of products, including the Palm m100 and Palm m500 series handhelds and the Palm VIIx handheld, the industry’s only fully featured handheld with integrated wireless capability, as well as hardware add-ons, software and accessories.
          The Platform Solutions Group is responsible for developing the Palm operating system and licensing it to a growing number of companies working to make handheld computing pervasive. By the end of calendar year 2001, the Platform Solutions Group is expected to become an internal subsidiary of Palm, a move that increases focus and drives innovation in both of Palm’s businesses. More than 175,000 software developers have registered to develop software that runs on the Palm OS platform, and more than 12,000 software titles are available commercially today.

          Financial Update
          “While the economic slowdown persists, and consumer confidence has fallen following the Sept. 11 terrorist attacks, we are encouraged that sell-through has rebounded to levels above that of the summer months,” Benhamou said.
          The company confirmed that the second fiscal quarter remains on track with the revenue guidance provided on Sept. 20, 2001.
          “We also are pleased that recent market research reports from Gartner and Jupiter Media Metrics reconfirm the strength of the Palm brand with both consumers and enterprises,” said Benhamou.

          According to Jupiter Research’s report published Sept. 26, 2001, “Palm remains the runaway platform of choice for companies developing mobile applications. 83 percent of such companies said that they planned to support Palm-based PDAs.”
          According to a Gartner Dataquest press release issued Nov. 5, 2001, Palm continues to be the No. 1 vendor in the PDA market worldwide and in the United States.
          Gartner Dataquest’s recently published October 2001 report states that devices based on the Palm OS comprised about 52 percent of worldwide PDA shipments in the third quarter of 2001, up from 49 percent in the second quarter of 2001.

Platform Separation Background
          On July 27, 2001, Palm announced plans to separate its platform business from its hardware solutions business. Under the new structure, the Platform Solutions Group would operate independently but would continue to leverage Palm’s infrastructure and staff services. Palm believes the separate subsidiary structure for the platform translates into greater clarity of mission, increased ability to serve licensees and, over time, to increased shareholder value.
          Palm expects to begin reporting revenues and operating results separately for the two businesses for its third fiscal quarter ending March 1, 2002.
          On Aug. 27, 2001, Palm named Nagel to be chief executive officer of the platform business, and since then, the company has been working to identify and separate the activities and support services necessary to run both businesses. Nagel had been at AT&T, where he was the company’s chief technology officer and president of AT&T Labs. He has been a member of the Palm board of directors since February 2000.

About Palm, Inc.
          Palm, Inc. is a pioneer in the field of mobile and wireless Internet solutions and a leading provider of handheld computers, according to IDC (December 2000). Based on the Palm OS(R) platform, Palm’s handheld solutions allow people to carry and access their most critical information wherever they go. Palm(TM) handhelds address the needs of individuals, enterprises and educational institutions through thousands of application solutions.
          The Palm OS platform is also the foundation for products from Palm’s licensees and strategic partners, such as Acer, Franklin Covey, HandEra (formerly TRG), Handspring, IBM, Kyocera, Samsung, Sony and Symbol Technologies. Platform licensees also include AlphaSmart, Garmin and Nokia. The Palm Economy is a growing global community of industry-leading licensees, world-class OEM customers, and approximately 175,000 innovative developers and solution providers that have registered to develop solutions based on the Palm OS platform. Palm went public on March 2, 2000. Its stock is traded on the Nasdaq national market under the symbol PALM. More information is available at http://www.palm.com.

Safe Harbor Statement
          This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the economy, competition, Palm’s device and OS leadership, Palm’s intentions and expectations regarding the separation of its businesses, including the expected timing of the separation and the effect of the separation on Palm’s business, licensees and shareholder value, Palm’s expectations regarding the effect of this change in leadership on shareholder value; Palm’s expectations regarding revenues for the second quarter of fiscal year 2002; Palm’s intentions and expectations regarding financial reporting of its separated businesses, Palm’s intentions and expectations regarding delivering shareholder value. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially, including possible fluctuations in the demand for Palm’s products and services, possible fluctuations in economic conditions affecting the markets for Palm’s products and services, Palm’s ability to compete with existing and new competitors and possible future price-cutting or other actions by Palm’s competitors, possible difficulty in adjusting to a leadership change, and possible risks related to the separation of the businesses. A detailed discussion of other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Palm’s most recent filings with the Securities and Exchange Commission, including Palm’s quarterly report on Form 10-Q for the fiscal quarter ended August 31, 2001, as amended, and Palm’s Registration Statement on Form S-4 filed on Sept. 10, 2001, as amended. Palm undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.
          NOTE: Palm OS is a registered trademark and Palm is a trademark of Palm, Inc.

MAKE YOUR OPINION COUNT—Click Here
http://tbutton.prnewswire.com/prn/11690X97021418

SOURCE Palm, Inc.

Web site: http://www.palm.com

CONTACT: Marlene Somsak of Palm, Inc., +1-408-878-2592, or
Marlene.somsak@corp.palm.com

3